FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Agreement”), dated as of July 16, 2009 (the “Execution Date”), is by and between INDIGO-ENERGY, INC., a Nevada corporation, hereinafter referred to as “Seller”, BLUESTONE ENERGY PARTNERS, a West Virginia general partnership (“Purchaser”), and GERSTEN SAVAGE LLP, as “Escrow Agent”.  Seller, Purchaser and Escrow Agent are sometimes referred to herein together as the “Parties” and individually as a “Party”.

RECITALS:

WHEREAS, Seller owns the Hydrocarbons (as hereinafter defined), with respect to certain tracts or parcels of land situate in Gilmore Township and Freeport Township, Greene County, Pennsylvania, and in Battelle District, Monongalia County, West Virginia (the “Property”), being more particularly described on Exhibit A-1 attached hereto;

WHEREAS, Seller, TAPO ENERGY, LLC, a West Virginia limited liability company (“TAPO”), and Gersten Savage LLP as escrow agent, entered into that certain Letter Agreement dated as of May 28, 2009, pursuant to which Seller agreed to sell to TAPO all its right, title and interest in the Hydrocarbons in and underlying the Property (the “Purchase and Sale Agreement” or “PSA”);

WHEREAS, pursuant to the PSA, TAPO has assigned all its rights and obligations thereunder to Purchaser by Assignment and Assumption Agreement dated June 1, 2009 (the “Assignment”), a copy of which has been furnished to Seller; and

WHEREAS, as a condition to the closing of the transaction contemplated in the PSA, the Parties have agreed to enter into this Agreement to amend the PSA as set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual promises, representations, warranties, covenants, conditions and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree to modify and amend the PSA as follows:

By adding Section 1.1 as follows:

1.1           The following terms shall have the meanings set forth below:

1.1.a.  “Closing Date” means July 16, 2009, which shall be the date that the Transferred Property is conveyed by Seller to Purchaser.

1.1.b  “Shallow Formations” mean the depths and formations above the stratagraphic equivalent of 350 feet above the top of the Tully Formation.

1.1.c.  “Indigo Wells” means Indigo Well No. 1 (API#061-01507), Indigo Well No. 2 (API#061-01509) and Indigo Well No. 3 (API#061-01510), all located on a tract of land situate in Battelle District, Monongalia, County, West Virginia, being identified on Tax Map 1 as Parcel No. 5, and being more fully set forth and identified on the surveys attached hereto as Exhibit A-3.

1.1.d.  “Reserved Radius” means a circular radius of 1000 feet surrounding the well bore of each of the Indigo Wells, the well bore to be in the center of the circle, which radius shall be excepted and reserved by Seller.

1.1.e.  “Excluded Property” means the Hydrocarbons existing in the Shallow Formations underlying the Indigo Wells and within the Reserved Radius.

 1.1.f.  “Hydrocarbons” means oil, gas, casinghead gas, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all other products refined or extracted therefrom, together with all minerals produced in association with these substances.

1.1.g.  “Leasehold Rights” means all of Sellers’ right, title, and interest in and to those Hydrocarbons leases, and other property interests described on Exhibit A-2 attached hereto (the “Leases”), and all rights granted under the Leases including any access rights and rights to install pipelines, utilities, surface facilities and other infrastructure necessary or convenient in the exploration for, and development, production, processing and transportation of, Hydrocarbons; and any other rights, properties or interests now vested in Sellers relating to, or necessary or convenient in connection with, the ownership, development and operation of the Leases.

By adding Section 2.1 as follows:

2.1           The Parties hereby agree and acknowledge that, for the Purchase Price herein stated, Seller intends to sell, and Purchaser intends to purchase, all of Seller’s right, title and interest in the Hydrocarbons in and underlying the Property and the Leasehold Rights, except the Excluded Property as defined in Section 1.1.e., all as set forth on Exhibits A-1, A-2 and A-3.

By amending Section 8 as follows:

8.           In addition to the Purchase Price set forth in Section 2 hereof, Seller shall be entitled to an overriding royalty interest (“ORRI”) not to exceed 3.125% of the net revenue from production of Hydrocarbons from the Property; provided, however, notwithstanding the foregoing, if Seller owns less than 100% of the  Hydrocarbons, the ORRI as to that Property shall be automatically reduced in the proportion that the net ownership of the Hydrocarbons bears to 100% of the ownership of the Hydrocarbons.  By way of example, if Seller owns 50% of the Hydrocarbons in a specific Property, then Seller would be entitled to an ORRI not to exceed 1.563% (50% of 3.125%) of the net revenue from production as to that Property.  Purchaser shall provide Seller with written income statements regarding net revenue generated from the production of Hydrocarbons upon written request from Seller.  Seller shall have the right to inspect Purchaser’s records relating to the production and sale of Hydrocarbons from the Property upon 30 days written notice to Purchaser; provided, however, that Seller’s written request to inspect Purchaser’s records shall be no more frequently than once in any calendar year, and shall be strictly limited to only those records that are necessary for Seller to determine its ORRI.  The terms and provisions contained in this Section 9 do not create, nor give rise to, any obligation, duty or covenant whatsoever by Purchaser, either express or implied, to engage in operations for Hydrocarbons.  Seller’s right to inspect Purchaser’s records shall not be transferrable or assignable without the express written consent of Purchaser, which consent may be withheld for any reason or no reason.

By amending Section 9 as follows:

9.           The Purchase Price shall not be released to Seller until all documents necessary to effectuate this transaction, as determined by Purchaser in its discretion, have been executed and delivered to Purchaser, including, but not limited to the following:

(a)           documents listed on the “Closing Documents List” attached hereto as Schedule 2, the terms and conditions of such documents all being expressly incorporated herein;

(b)           copies of all necessary and duly executed consents to assignment or waivers of preferential rights to purchase with respect to the Leasehold Rights as listed in Schedule 3;

(c)           a certificate duly executed by the secretary or any assistant secretary of each Seller, dated as of the Execution Date, (i) attaching and certifying on behalf of such Seller complete and correct copies of:  (A) the certificate of incorporation, bylaws or other governing documents of such Seller, each as in effect as of the Execution Date; and (B) the resolutions of the board of directors of each such Seller authorizing the execution, delivery, and performance by such Seller of this Agreement and the transactions contemplated hereby; and (ii) certifying on behalf of such Seller the incumbency of each officer of such Seller executing this Agreement or any document delivered in connection with the execution of this Agreement; and

(d)           an executed statement described in Treasury Regulation 1.1445-2(b)(2) certifying that each Seller is not a foreign person within the meaning of the Code.

9.1  Simultaneous with the execution of this Agreement, upon the terms and subject to the conditions of this Agreement, Purchaser shall deliver or cause to be delivered to Seller, among other things, the following:

(a)           a wire transfer to Seller of the Purchase Price in same-day funds, less the Deposit; and

(b)           a certificate duly executed by a partner of Purchaser, dated as of the Execution Date:  (i) attaching and certifying on behalf of Purchaser complete and correct copies of the certificate of formation or other governing documents of Purchaser in effect as of the Execution Date; and (ii) certifying on behalf of Purchaser the incumbency of each partner executing this Agreement or any document delivered in connection with the execution of this Agreement.

By amending Section 11 as follows:

11.           Governing Law. THIS AGREEMENT AND THE LEGAL RELATIONS BETWEEN THE PARTIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF WEST VIRGINIA WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS OTHERWISE APPLICABLE TO SUCH DETERMINATIONS. Jurisdiction and venue with respect to any disputes arising hereunder shall be proper only in the Circuit Court of Monongalia County, West Virginia, or in the United States District Court for the Northern District of West Virginia.  The Parties hereby waive trial by jury in any action, proceeding, or counterclaim brought by any Party against the other in any matter whatsoever arising out of or in relation to or in connection with this Agreement.

By adding Section 15 as follows:

15.           Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original instrument, but all such counterparts together shall constitute but one agreement.

By adding Section 16 as follows:

16.           Waivers.    Any failure by any of the Parties to comply with any of their obligations, agreements or conditions herein contained may be waived in writing, but not in any other manner, by the Party to whom such compliance is owed.  No waiver of, or consent to a change in, any of the provisions of this Agreement shall be deemed or shall constitute a waiver of, or consent to a change in, other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

By adding Section 17 as follows:

17.           Limitation on Damages.  Notwithstanding anything to the contrary contained herein, neither Seller or Purchaser, nor any of their respective affiliates, shall be entitled to special, punitive, indirect or consequential damages in connection with this Agreement and the transactions contemplated hereby (other than special, punitive, indirect or consequential damages suffered by third persons for which responsibility is allocated between the Parties) and each Party, for itself and on behalf of their affiliates, hereby expressly waive any right to special, punitive, indirect or consequential damages in connection with this Agreement and the transactions contemplated hereby.

By adding Section 18 as follows:

18.           Severability.   If any part of this Agreement should be held to be void or unenforceable, such part will be treated as severable, leaving valid the remainder of this Agreement notwithstanding the part or parts found void or unenforceable.

By adding Section 20 as follows:

20.           Construction.  It is the intention of the Parties that this Agreement shall not be construed for or against any Party.

By adding Section 21 as follows:

21.           Enforcement Actions.  Subject to the provisions of Section 11, as amended herein, in any suit brought to enforce the provisions of this Agreement or to establish a breach hereof, the Party bringing such suit, if successful therein, shall also be entitled to recover reasonable attorneys’ fees and all costs incurred in connection therewith.

By adding Section 22 as follows:

22.           Notices.  All notices that are required or may be given pursuant to this Agreement shall be sufficient in all respects if given in writing and delivered personally, by telecopy or by registered or certified mail, postage prepaid, as follows:

If to Seller:	Indigo-Energy, Inc.
701 N. Green Valley Parkway
Suite 200
Henderson, NV 89074
Attn: Steven P. Durdin, CEO

If to Purchaser:	Bluestone Energy Partners
P. O. Box 249
Ellenboro, WV 26346
Attn: Gregory Randall Barton

Any Party may change its address for notice by notice to the others in the manner set forth above.  All notices shall be deemed to have been duly given at the time of receipt by the Party to which such notice is addressed.

By adding Section 23 as follows:

23.           Right of First Refusal Option on Sale.      If the Seller receives a bona fide offer from a third party to buy its interest in the Excluded Property, which offer the Seller shall desire to accept, the Seller shall immediately notify the Purchaser, in writing giving all of the terms and conditions of such offer, and the Purchaser shall have the right and option for thirty (30) days after receipt of such notice to elect to purchase said interest in the Excluded Property for the same consideration and on the same terms and conditions in such offer.  Said option shall be exercisable by the Purchaser giving notice to the Seller within such thirty (30) day period.  If said option is not exercised by the Purchaser within such period, the Seller shall have the right to sell said interest in the Excluded Property to such third party on the terms and conditions contained on said notice to the Purchaser.  Should the Purchaser fail to exercise any first refusal option available to it, none of its rights or remedies as provided for or contained in the Purchase and Sale Agreement, as amended by this Agreement, will be in any way affected or diminished.

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[SIGNATURE PAGE]

IN WITNESS WHEREOF, the Parties hereto have caused their names to be signed hereto by their proper officers or general partner thereunto duly authorized all as of the Execution Date.

SELLER:		PURCHASER:

INDIGO-ENERGY, INC.		BLUESTONE ENERGY PARTNERS

By:	/s/ Steven P. Durdin	By:	/s/ Michael T. Hall
Name: Steven P. Durdin		Name: Michael T. Hall
Its: President		Its: General Partner

ATTACHED TO AND MADE PART OF THAT CERTAIN FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT BY AND AMONG INDIGO-ENERGY, INC. AND BLUESTONE ENERGY PARTNERS

EXHIBIT A-1
TRACT EXHIBIT

ATTACHED TO AND MADE PART OF THAT CERTAIN FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT BY AND AMONG INDIGO-ENERGY, INC. AND BLUESTONE ENERGY PARTNERS

EXHIBIT A-2
LEASE EXHIBIT

ATTACHED TO AND MADE PART OF THAT CERTAIN FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT BY AND AMONG INDIGO-ENERGY, INC. AND BLUESTONE ENERGY PARTNERS

EXHIBIT A-3
EXCLUDED PROPERTY

Indigo Well No. 1       API# 47-61-1507

Indigo Well No. 2       API# 47-061-1509

Indigo Well No. 3       API# 47-061-1510

ATTACHED TO AND MADE PART OF THAT CERTAIN FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT BY AND AMONG INDIGO-ENERGY, INC. AND BLUESTONE ENERGY PARTNERS
SCHEDULE 2
CLOSING DOCUMENTS LIST

ATTACHED TO AND MADE PART OF THAT CERTAIN FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT BY AND AMONG INDIGO-ENERGY, INC. AND BLUESTONE ENERGY PARTNERS

SCHEDULE 3
CONSENTS AND PREFERENTIAL PURCHASE RIGHTS

NONE